Exhibit 10.4

PERSONAL EMPLOYMENT AGREEMENT

This Personal Employment Agreement (“Agreement”) is entered into this    day of July 2015 (the “Effective Date”), by and between Lemonade Ltd., a private company incorporated under the laws of the State of Israel having its principal office at 38 Keren Hayesod Street, Jerusalem, Israel (the “Company”) and the employee whose details are specified in Annex A hereto (the “Employee”).

WITNESSETH

WHEREAS, the Company desires to engage the Employee in the position indicated hereinafter and the Employee represents that he has the requisite skills and knowledge to serve in such position; and

WHEREAS, the parties desire to state the terms and conditions of the Employee’s engagement with the Company, effective as of the Employment Starting Date, as such term is defined hereinafter, all subject to the terms set forth below.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.                            Appointment; The Position

1.1                     The Company hereby appoints the Employee to the position detailed in Annex A. The Employee shall perform the services and duties hereunder in accordance with the Company’s policy, under the supervision of the person(s) detailed in Annex A and in accordance with his/her instructions and in any other framework as the Company shall direct in order to facilitate its needs.

1.2                     The parties hereto warrant and confirm that Employee’s employment by the Company shall commence on the date specified in Annex A (the “Employment Starting Date”). The provisions of this Agreement shall apply to the parties as of the Employment Starting Date.

1.3                     The Employee shall perform his/her duties hereunder at the Company’s principal offices indicated above or at such other offices in either the Jerusalem or Tel Aviv areas. The Employee acknowledges and agrees that the performance of his/her duties hereunder may require domestic and international travel.

1.4                     This Agreement is specific and personal and exclusively determines the Employee’s terms of employment.

2.                            Devotion of Time

2.1                     As of the Employment Starting Date, Employee shall devote the required and necessary business time, attention and efforts to the performance of his/her duties and responsibilities hereunder. The Employee shall perform the duties and responsibilities hereunder with expertise and in a professional and efficient manner.

2.2                     During the term of this Agreement, and unless and until otherwise agreed, Employee shall be employed on a full-time basis, with Friday and Saturday as rest days.

The performance of Employee’s responsibilities requires work during over-time hours, over and above the regular working days and hours and the Employee undertakes to work these hours in accordance with the Company’s demands and requirements.

2.3                     As of the Employment Starting Date, Employee shall not engage in any other business activities, whether or not such business activities are conducted outside of normal business hours and whether or not such activities are pursued for gain or profit unless specifically approved by the Company. The above notwithstanding, it is hereby clarified and agreed that: (i) the Employee may engage is volunteer work; (ii) as of the Effective Date, the Employee is currently engaged and may continue to be engaged with the entities listed on Annex B hereto, and (iii) the Employee may engage in other unpaid activities upon notification to the Company, provided however, that in each case, unless otherwise approved by the Company, such engagements will not disrupt or interfere with Employee’s performance of the duties and responsibilities hereunder, shall not be conducted during the time Employee is obligated to devote for the performance of his/her duties and responsibilities according to this Agreement and/or compete with the Company’s and/or any of its subsidiaries’ and/or any of its affiliates’ business.

2.4                     Employee’s position within the Company is (i) a high senior position, (ii) requires a special measure of personal trust and loyalty and (iii) is of conditions and circumstances of which it is impossible for the Company to control Employee’s working hours and hours of rest. Accordingly, the Law of Working Hours and Rest, 5711-1951 shall not apply to the employment of the Employee.

3.                            Term and Termination

3.1                     This Agreement shall be effective as of the Employment Starting Date, and shall continue until terminated in accordance with the provisions of Section 3.2 or 3.3 hereinafter.

3.2                     The Company and the Employee may terminate this Agreement at any time by giving the other party a prior written notice of termination, of a period detailed in Annex A.

3.3                     The Company may waive in writing and in advance Employee’s services in any prior notice period. In the event that the Company notifies Employee of such waiver, the Company shall be entitled to pay Employee the Monthly Salary (as defined below) otherwise payable to Employee during such prior notice period in one lump-sum and by doing so bring the employer-employee relations between the parties to end upon such payment.

3.4                     Notwithstanding the above, the Company shall have the right to immediately terminate this Agreement for a Cause, as determined by the Company. A “Cause” shall mean either (i) circumstances entitling the Company under any applicable law to terminate the employment of the Employee without payment of severance pay; (ii) any material breach by the Employee of this Agreement, any breach of the NDA or any breach of the Employee’s fiduciary duties; (iii) conviction of the Employee of any felony involving moral turpitude and/or (iv) a willful failure to perform Employee’s responsibilities or duties which failure has a significant adverse effect on the Company in cases (ii) and (iv) above, but in each case only if the Employee did not cure such breach within seven (7) days of written notification of the same by the Company. Subject to section 5.1 (iv), in the event of termination for

Cause, Employee’s entitlement to severance pay will be subject to Sections 16 and 17 of the Severance Pay Law 5723-1963 (the “Severance Law”) and/or any other applicable law.

4.                            Salary

During the term of this Agreement, the Company shall pay Employee a monthly gross salary in a total amount detailed in Annex A (the “Monthly Salary”).

5.                            Additional Benefits

5.1                     Pension Insurance. As of the Employment Starting Date, the Company shall insure the Employee under an accepted “Managers Insurance Plan” (the “Managers Insurance”) and/or a comprehensive pension plan (the “Pension Plan”). The Managers Insurance and/or Pension Plan shall be provided through an agency/agent selected by the Employee, by an insurance company and/or a pension fund, to be selected by the Employee and approved by the Company. For the avoidance of doubt, the Company’s contributions may exceed the maximum exemption from income tax allowed by any applicable law and regulations.

(i)                         In the case of a Pension Plan, the percentages detailed in Annex A shall be contributed.

(ii)                      In the case of a Managers Insurance, the percentages detailed in Annex A shall be contributed. The Company shall make additional payments, as detailed in Annex A, on account of insurance for loss of earning capacity.

(iii)                   The Employee hereby instructs the Company to transfer to such Managers Insurance and/or Pension Plan the amount of Employee’s and the Company’s contribution from the Monthly Salary, as detailed in Annex A.

(iv)                  The Company and the Employee agree and acknowledge that the Company’s contribution towards the Managers Insurance or Pension Plan as set forth in this Section 5.1, are in lieu of severance payments to which the Employee (or his beneficiaries) is otherwise entitled to with respect to the Monthly Salary upon which such contributions were made and for the period in which they were made, pursuant to Section 14 of the Severance Law. The parties hereby adopt the General Approval of the Minister of Labor and Welfare, which is attached hereto as Annex C. The Company hereby forfeits any right it may have for reimbursement of sums paid by the Company into the Managers Insurance or Pension Plan, except: (i) in the event that the Employee withdraws such sums from the Managers Insurance or Pension Plan, other than in the event of death, disability or retirement at the age of 60 or more; or (ii) upon the occurrence of any of the events provided for in Sections 16 and 17 of the Severance Law, subject to the terms of the General Approval.

5.2                     Additional Benefits. Employee shall receive additional benefits, if any, as detailed in Annex A.

5.3                     Annual Vacation. Employee shall be entitled to paid vacation days during each year of employment with the Company as detailed in Annex A, but in any event no less than the number of annual vacation days prescribed by law. Employee shall be obligated to take at least one vacation each year of at least 7 consecutive days (5 working days which shall be counted as vacation days and 2 rest days), as prescribed by law. Any vacation day snot used by the Employee during the year will be cancelled on 1st January of the following year and no vacation days shall be redeemed at any time.

For the avoidance of doubt, the dates of the Employee’s vacation shall be coordinated with the Company.

In addition, to the extent that the Employee requires additional vacation days, the Employee is entitled to request such days from the Supervisor and coordinate such vacation with the Company at its discretion and according to the Company’s policy from time to time. The Company shall be entitled to set uniform dates for vacation for all or part of its employees, with respect to all or any part of the vacation days, as it shall deem fit.

5.4                     Cellular Phone; Laptop. If detailed on Annex A, Company shall provide Employee with a laptop (the “Laptop”) and shall bear the costs of maintaining a cellular phone, subject to the Company’s policy and as detailed below (the “Cellular Phone Expenses”) for Employee’s use in the course of performing his/her obligations under this Agreement.

Company shall bear all expenses in connection with the use and maintenance of the Laptop, including, internet services, in accordance with the Company’s policies from time to time. The Cellular Phone Expenses as well as the maintenance of the Cellular Phone shall be subject to Company’s policy from time to time, as well as its agreement with the cellular company.

In order to benefit from the payment of the Cellular Phone Expenses, the Employee shall be required to sign and execute any form which transfers the line of the Cellular Phone to the business plan of the Company such that the Company shall pay the Cellular Phone Expenses directly to the cellular Company, the identity of the cellular company as well as the plan so chosen for the Employee shall be determined by the Company at its sole discretion. To the extent that the Employee will request to upgrade the plan provided by the Company, the Company may require that the Employee pays the amount which exceeds the Cellular Phone Expenses and the Employee hereby irrevocably authorizes Company to deduct and set off from his Monthly Salary such excess amount. The Employee shall sign the necessary documents required to transfer the line back to Employee’s ownership no later than his/her last day of work with the Company and the Company shall be permitted to disconnect the line immediately thereafter.

The Employee shall bear (and hereby irrevocably authorizes Company to deduct and set off from his Monthly Salary) all tax obligations related to the use of the Laptop and the Cellular Phone Expenses, if any. The Employee shall return the Laptop to the Company no later than his/her last day of work with the Company. The Employee shall have no rights of ownership in Laptop, nor any rights to any lien or charge with respect thereto.

The use of the Laptop and payment of Cellular Phone Expenses shall not be considered in any case whatsoever as part of the Monthly Salary and Employee will not receive any social benefits on the imputed income related to the grant of the Laptop hereunder or the payment of the Cellular Phone Expenses.

5.5                     Sick Leave & Recreation pay. The Employee shall be entitled to sick leave (commencing the first day of sickness), and to recreation pay (“dmei havra’ah”) according to any applicable law.

5.6                     Car

In the event the Employee is provided with a car (the “Car”), the Car, if provided to Employee, shall be for work related purposes only, in accordance with the Company’s vehicle policy and subject to the provisions of Annex A hereto and the Car Use Appendix attached hereto as Annex D. It is hereby clarified that the Car shall come in lieu of any payment in respect of travel expenses required by law. The use of the Car shall not be considered in any case whatsoever as part of the Monthly Salary and Employee will not be entitled to receive any social benefits on the imputed income related to the grant of the Car hereunder, and shall bear all taxes and other compulsory payments associated with such imputed income.

6.                            Tax Withholding

For avoidance of doubt, all payments and benefits under this Agreement are gross amounts. Any tax consequences arising from the grant or exercise of any option or right or from any payment made to Employee under this Agreement or any other event or act, whether on Employee’s part or the Company’s part, shall be borne solely by Employee (other than taxes which are imposed by law on the Company). The Company shall withhold the applicable taxes as required under any applicable law from any Monthly Salary and/or from all other payments and/or benefits granted to Employee under this Agreement.

7.                            Proprietary Information & Non Disclosure

The provisions of the Proprietary Information, Assignment of Inventions, Non Disclosure and Non Compete Agreement attached hereto as Annex E (the “NDA”) are hereby incorporated by reference. Employee hereby acknowledges and agrees that this Agreement shall not come into force, unless the NDA is executed. The provisions of the NDA shall survive the rescission or termination, for any reason, of this Agreement.

8.                            Representations

8.1                     Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is or was a party or by which he is bound, and (ii) does not require the consent of any person or entity.

8.2                     The Employee represents that the Employee has the requisite skills and knowledge to perform his/her duties, responsibilities and obligations under this Agreement.

8.3                     Employee represents and warrants that the Employee will use the Company’s assets and equipment (including the Laptop, Cellular Phone, email account assigned to it by the Company, and/or documentation) (collectively “Company’s Equipment”) primarily for the purpose of his/her employment.

8.4                     The Employee acknowledges and agrees as follows: (i) upon reasonable suspicion of a breach of the provisions of this Agreement or applicable law, the Company shall have the right to conduct inspections on any and all the Company’s computers, including inspections of electronic mail transmissions in the email account assigned to him/her by the Company, internet usage and inspections of their content, all subject to applicable law. For the avoidance of any doubt, it is hereby clarified that all findings of any such examinations shall be the Company’s sole property; and (ii) in any and all times the Employee will transfer to the Company the log-on passwords to the computer/Laptop provided by the Company and the Company assigned email account.

9.                            Notice; Addresses

9.1                     The addresses of the parties for purposes of this Agreement shall be the addresses first written above, or any other address which shall be provided by due notice.

9.2                     All notices in connection with this Agreement shall be sent by registered mail or delivered by hand to the addresses set forth above, and shall be deemed to have been delivered to the other party at the earlier of the following two dates: if sent by registered mail, as aforesaid, 3 (three) business days from the date of mailing; if delivered by hand, upon actual delivery or proof of delivery at the address of the addressee (in the event of a refusal to accept it).

Delivery by email or other electronic communication shall be sufficient and be deemed to have occurred upon electronic confirmation of receipt.

10.                     Miscellaneous

10.1              The preamble to this Agreement constitutes an integral part hereof.

10.2              Headings are included for reference purposes only and are not to be used in interpreting this Agreement.

10.3              This Agreement is a personal employment agreement and therefore no collective bargaining agreements whatsoever shall apply with respect to the relationship between the parties hereto.

10.4              No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party’s rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms or conditions hereof.

10.5              Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby.

10.6              This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets, and may be assigned by the Company to any affiliate of the Company or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate. Any assignee must assume all the obligations of the Company hereunder, but such assignment and assumption shall not serve as a release of the Company.

10.7              This Agreement and any annexes thereto constitute an “employee notice” as required under the Employee’s Notice (Terms of Employment) Law - 2002.

10.8              This Agreement, including any annexes thereto, constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

10.9              It is hereby agreed between the parties that this Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or relating to this Agreement or any transactions contemplated herein shall be resolved by the courts of Tel Aviv, and each of the parties hereby submits irrevocably to the exclusive jurisdiction of such venue.

{Remainder of Page Intentionally Left Blank. Signature Page to Follow}

IN WITNESS WHEREOF, the parties have executed this Personal Employment Agreement as of the date first above written.

LEMONADE LTD.		EMPLOYEE

/s/ Daniel Schreiber		/s/ Shai Wininger
By:	Daniel Schreiber	Shai Wininger
Title:	CEO

ANNEX A

1.	Employee Personal Details:	Full Name: Shai Wininger Israeli I.D. Number: [ ] Address: [ ] Phone No.: [ ]

2.	Position in the Company:	CTO

3.	Supervisor / direct manager:	Board of Directors of the Company

4.	Employment Starting Date:	July 1, 2015

5.	Period of Prior Written Notice:	90 days

6.	Monthly Salary:	NIS 55,000 to be paid no later than the 9th day of each month.

7.	Severance:

Upon termination of Employment, unless Employee is terminated for Cause, the Company shall pay the Employee a gross amount equal to nine (9) Monthly Salaries and the value of all benefits in respect of nine months of employment and any options or other securities held by the Employee which will be vesting at the time of termination shall accelerate by nine (9) months.

8.	Contributions to Managers Insurance (percentages out of the Monthly Salary):

i.                  Company shall contribute 13.33%, of which: 8.33% shall constitute payment towards severance pay component and 5% shall constitute payment towards providence component).

ii.               5% shall be contributed by the Employee and deducted from Employee’s Monthly Salary.

iii.            In addition, the Company shall make provision for the loss of earning capacity component at the lower of: 2.5% of the Monthly Salary or such amount as shall be required to ensure 75% of the Monthly Salary.

9.	Contributions to Education Fund (percentages out of the Monthly Salary):

Following the completion of three consecutive month period commencing on the Employment Starting Date and provided that Employee is still employed by the Company, Company shall contribute an amount equal to 7.5% of the Employee’s Monthly Salary, and the Employee shall contribute an amount equal to 2.5% of the Monthly Salary. The Employee instructs the Company to transfer to such Education Fund the amount of Employee’s contribution from each Monthly Salary.

In the event of termination of Employee’s employment under this Agreement for any reason other than a termination for Cause (as defined in the Agreement) Employee shall be entitled to all sums accumulated in the Education Fund. In the event of termination for Cause (as defined in the Agreement).

Employee shall not be entitled to any of Company’s contributions to the Education Fund made during the Agreement.

10.	Annual Vacation Days:	35 days

11.	Cellular Phone Expenses:	Cellular Phone- Company shall pay the Cellular Phone Expenses directly to the cellular phone carrier. Other terms are as above.

12.	Car and Travel:

Group 5 car to be chosen by the Employee. Unlimited mileage. All expenses of the car (including tolls roads & tunnels, parking costs) shall be covered by the Company. International travel pursuant to the Company’s policy which shall include business class flights for all international travel of more than 5 hours duration. At Employee’s option, the Employee may waive the right to a car and receive the gross lease costs as part of the Monthly Salary (fuel and expenses above will continue to be covered by the Company).

ANNEX B

ANNEX C
GENERAL APPROVAL REGARDING PAYMENTS BY EMPLOYERS TO A PENSION
FUND AND INSURANCE FUND IN LIEU OF SEVERANCE PAY UNDER THE
SEVERANCE PAY LAW, 5723-1963

[                    ]

ANNEX E

CAR (ATTACHED)

ANNEX E

Proprietary Information, Assignment of Inventions, Non-Disclosure and Non-Compete
Agreement

AMENDMENT TO EMPLOYMENT AGREEMENT
Executed on this 29 day of July 2015

THIS AMENDMENT (the “Amendment”) to the Employment Agreement dated July 2015 (the “Employment Agreement” and the “Agreement Date” respectively) is entered into this 29 day of July 2015 (the “Effective Date”), by and between Lemonade Ltd. (the “Company”) and Shai Wininger (the “Employee”).

WHEREAS, the Company and the Employee have entered into the Employment Agreement; and

WHEREAS, the Employment Agreement includes certain provisions which the parties mutually wish to amend as set forth herein.

NOW, THEREFORE, the parties hereto agree to amend the Employment Agreement as follows:

1.                                      Annex A.

Annex A to the Employment Agreement is hereby deleted and replaced in its entirety by Annex A hereto.

2.                                      Annex B.

Annex A to the Employment Agreement is hereby deleted and replaced in its entirety by Annex A hereto.

3.                                      Survival of Provisions.

Except as otherwise amended and modified hereby, which amendments shall have effect on the entire Employment Agreement, the provisions of the Employment Agreement shall remain in full force and effect.

4.                                      General.

4.1                               Employee hereby acknowledges that he is aware that this Amendment shall take effect as of the Effective Date.

4.2                               This Amendment shall be deemed for all intents and purposes as an integral part of the Employment Agreement. Employee acknowledges that he has read and fully understood all the provisions of this Amendment and that the signing of this Amendment was made at Employee’s own free will.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

/s/ Daniel Schreiber	/s/ Shai Wininger
LEMONADE LTD.	SHAI WININGER

By:
Title:

ANNEX A

1.	Employee Personal Details:	Full Name: Shai Wininger Israeli I.D. Number: [ ] Address: [ ] Phone No.: [ ]

2.	Position in the Company:	CTO

3.	Supervisor / direct manager:	Board of Directors of the Company

4.	Employment Starting Date:	July 1, 2015

5.	Period of Prior Written Notice:	90 days

6.	Monthly Salary:	NIS 55,000 to be paid no later than the 9th day of each month.

7.	Severance:

Upon termination of Employment, unless Employee is terminated for Cause, the Company shall pay the Employee a gross amount equal to three (3) Monthly Salaries and the value of all benefits in respect of nine months of employment and any options or other securities held by the Employee which will be vesting at the time of termination shall accelerate by three (3) months.

8.	Contributions to Managers Insurance (percentages out of the Monthly Salary):

i.                  Company shall contribute 13.33%, of which: 8.33% shall constitute payment towards severance pay component and 5% shall constitute payment towards providence component).

ii.               5% shall be contributed by the Employee and deducted from Employee’s Monthly Salary.

iii.            In addition, the Company shall make provision for the loss of earning capacity component at the lower of: 2.5% of the Monthly Salary or such amount as shall be required to ensure 75% of the Monthly Salary.

9.	Contributions to Education Fund (percentages out of the Monthly Salary):

Following the completion of three consecutive month period commencing on the Employment Starting Date and provided that Employee is still employed by the Company, Company shall contribute an amount equal to 7.5% of the Employee’s Monthly Salary, and the Employee shall contribute an amount equal to 2.5% of the Monthly Salary. The Employee instructs the Company to transfer to such Education Fund the amount of Employee’s contribution from each Monthly Salary.

In the event of termination of Employee’s employment under this Agreement for any reason other than a termination for Cause (as defined in the Agreement) Employee shall be entitled to all sums accumulated in the Education Fund. In the event of termination for Cause (as defined in the Agreement).

Employee shall not be entitled to any of Company’s contributions to the Education Fund made during the Agreement.

10.	Annual Vacation Days:	As determined by management in consultation with the board but no less than the minimum required by law.

11.	Cellular Phone Expenses:	Cellular Phone- Company shall pay the Cellular Phone Expenses directly to the cellular phone carrier. Other terms are as above.

12.	Car and Travel:

Group 5 car to be chosen by the Employee. Unlimited mileage. All expenses of the car (including tolls roads & tunnels, parking costs) shall be covered by the Company. International travel pursuant to the Company’s policy which shall include business class flights for all international travel of more than 5 hours duration. At Employee’s option, the Employee may waive the right to a car and receive the gross lease costs as part of the Monthly Salary (fuel and expenses above will continue to be covered by the Company).

ANNEX B

Member of the Board of Directors - Fiverr

Mentor in the Zell Program and in The Junction

Founder team mentor - Bizzabo (paid)

Occasional talks and lectures (both local and international)